SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         August 2, 2000 (August 1, 2000)
                         -------------------------------

                                EYECITY.COM, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

            0-27561                                  11-3327465
            ---------------------------------------------------
    (Commission File Number)             (IRS Employer Identification Number)

                     79 Express Street, Plainview, NY      11803
                     ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (516) 822-5000
                                                           --------------


                                Page 1 of 5 pages

                         Exhibit Index located on page 4

ITEM 5. OTHER EVENTS

On August 2, 2000 Eyecity.com, Inc. announced that it had engaged an NASD registered broker dealer to act as its exclusive placement agent for the purpose of offering to certain accredited investors on a "best efforts" basis a minimum of $1,000,000 and a maximum of $15,000,000 of units, each unit consisting of a $100,000 10% Secured Convertible Debenture due 2003 and Warrants to purchase 200,000 shares of Eyecity's common stock. The Debentures are to be secured by Eyecity's assets, subject to certain exceptions, and will be subordinate to certain other obligations of Eyecity. The Debentures are convertible into common stock at the rate of $.50 per share, and the Warrants are exercisable for common stock at $1.00 per share, in each case, subject to anti - dilution protection. The Warrants are, under certain circumstances, redeemable by Eyecity for $.05 per warrant. Eyecity can require conversion of the Debentures under certain circumstances, and the Debentures are redeemable at Eyecity's option. The units are being offered by Eyecity on a "best efforts, all or none" basis as to the first ten units and on a "best efforts" basis as to the remaining 140 units. The offering will commence on the date of distribution of a confidential offering memorandum and will expire, unless terminated or extended by Eyecity and the placement agent, (x) on the earlier of (i) 90 days from the date of the confidential offering memorandum or (ii) November 30, 2000 (the "Initial Offering Period") if 10 units are not sold during the Initial Offering Period and (y) if 10 units are sold during the Initial Offering Period, on the earlier of (i) such date as an aggregate of 150 units are sold and (ii) 90 days following the Initial Offering Period. Shares of common stock underlying the Debentures and Warrants are required to be registered within 120 days from the final closing. The proceeds of the offering will be used for strategic acquisitions, strategic alliances and working capital.

The securities comprising the units to be offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption therefrom. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any security. An offer can be made only by the confidential offering memorandum and only in states in which the offering of the securities is registered or is exempt from registration and by broker-dealers authorized to do so.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits:

      99.1 Eyecity.com, Inc. Press Release, dated August 2, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EYECITY.COM, INC.


                                    By: /s/ Mark H. Levin
                                        ----------------------------------------
                                    Name: Mark H. Levin
                                    Title: President and Chief Executive Officer

Date: August 2, 2000

                                  EXHIBIT INDEX

Document                                                                Page No.

99.1  Eyecity.com, Inc. Press Release, dated August 2, 2000.